Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the quarterly report on Form 10-Q of GFR Pharmaceuticals, Inc. (the “Company”) for the quarter ended September 30, 2009as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Zhong Ya Li, the principal financial officer of us, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16 , 2009

By:	s/ Zhong Ya Li
Zhong Ya Li, Principal Financial Officer